UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2019

UNUM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Cambridge Park Drive, Suite 3100 Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	UMRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2019, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Unum Therapeutics Inc. (the “Company”) appointed Matthew Ros and Arlene Morris (the “New Directors”) to join the Board, effective immediately. The Board determined that each of the New Directors are independent under the listing standards of Nasdaq and the Company’s corporate governance guidelines. Ms. Morris will serve as a Class II director with a term expiring at the annual meeting of stockholders to be held in 2020. Ms. Morris was also appointed to serve as the Chair of the Compensation Committee and a member of the Audit Committee. Mr. Ros will serve as a Class I director with a term expiring at the annual meeting of stockholders to be held in 2022. Mr. Ros was also appointed to serve as a member of the Compensation Committee and the Nominating Committee.

As non-employee directors, the New Directors will receive cash compensation and an equity award for their Board service in accordance with the Company’s non-employee director compensation policy. The New Directors are not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between either of the New Directors and any other persons pursuant to which they were selected as a director. In addition, the New Directors will enter into indemnification agreements with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its non-employee directors.

Following the New Directors’ election to the Board, the Company’s Audit Committee consists of Mr. Jorn Aldag (Chair), Mr. Bruce Booth and Ms. Morris, the Company’s Compensation Committee consists of Ms. Morris (Chair), Mr. Ros and Dr. Karen Ferrante and the Company’s Nominating and Corporate Governance Committee consists of Dr. Ferrante (Chair), Mr. Booth and Mr. Ros.

On July 29, 2019, the Company issued a press release announcing the changes to the composition of its Board of Directors. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by Unum Therapeutics Inc. on July 29, 2019 furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2019	UNUM THERAPEUTICS INC.

	By:	/s/ Charles Wilson
Charles Wilson, Ph.D.
Chief Executive Officer and President